UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2007


                              IMMERSION CORPORATION
             (Exact name of registrant as specified in its charter)

                             ----------------------

           Delaware                         000-27969             94-3180138
           --------                         ---------             ----------
   (State or other jurisdiction of   (Commission File Number)   (IRS Employer
         incorporation)                                      Identification No.)

                                  801 Fox Lane
                           San Jose, California 95131
               (Address of principal executive offices) (Zip Code)

                             ----------------------

       Registrant's telephone number, including area code: (408) 467-1900


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Stockholders of Immersion Corporation (the "Company") held on June 6, 2007, the Company's stockholders approved the Immersion Corporation 2007 Equity Incentive Plan (the "2007 Plan"). The 2007 Plan was adopted by the Company's Board of Directors on February 28, 2007, subject to approval of its stockholders, and became effective with such stockholder approval on June 6, 2007. The 2007 Plan replaces the Company's 1997 Stock Option Plan (the "1997 Plan").

Under the 2007 Plan, the Company may grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based or cash-based awards to employees and consultants. The 2007 Plan also authorizes the grant of awards of stock options, stock appreciation rights, restricted stock and restricted stock units to non-employee members of the Company's Board of Directors and deferred compensation awards to officers, directors and certain management or highly compensated employees. The 2007 Plan authorizes the issuance of 2,303,232 shares of the Company's common stock, and up to an additional 1,000,000 shares subject to awards that remain outstanding under the 1997 Plan as of June 6, 2007 and which subsequently terminate without having been exercised or which are forfeited to the Company.

A more detailed description of the terms of the 2007 Plan can be found in the Company's definitive proxy statement for the 2007 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 27, 2007 (the "Proxy Statement") in the section entitled "Proposal Three--Approval of 2007 Equity Incentive Plan" and is incorporated by reference herein. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the 2007 Plan filed herewith as Exhibit
99.1 and incorporated by reference herein.

Effective June 6, 2007, the 1997 Plan was terminated. The Board of Directors of the Company previously resolved that the 1997 Plan would terminate effective upon stockholder approval of the 2007 Plan, which the stockholders approved at the Company's Annual Meeting of Stockholders on June 6, 2007. Notwithstanding the foregoing, all options granted to employees, consultants and directors under the 1997 Plan will continue to be governed by the terms and conditions of the 1997 Plan. As of June 6, 2007, a total of approximately 5,560,111 shares were subject to options outstanding under the 1997 Plan.

Additionally, on June 12, 2007, the Board of Directors of the Company approved forms of notice of grant and stock option agreement for use with the 2007 Plan. Copies of the forms of Notice of Grant of Stock Option for U.S Participants and Non-U.S. Participants and forms of Stock Option Agreement for U.S. Participants and Non-U.S. Participants are filed herewith as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and incorporated by reference herein.


Item 8.01  Other Events

The following matters were also considered and voted upon at the Annual Meeting of Stockholders:

(a) Jonathan Rubinstein and Robert Van Naarden were elected as Class II directors to serve on our Board of Directors for a three-year term expiring at the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified. The number of shares voted and withheld for such nominees were as follows:

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    Name                                For                Withheld
    ----                                ---                --------

    Jonathan Rubinstein              22,131,348            436,626
    Robert Van Naarden               22,362,320            205,654

In addition to Messrs. Rubinstein and Van Naarden, as of the date of the meeting the following directors each had a term of office that continued after the meeting: Anne DeGheest, John Hodgman, Emily Ligget, Jack Saltich and Victor Viegas.

(b) The appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2007 was ratified by a vote of 21,451,415 shares for, 1,102,150 shares against, and 14,409 shares abstaining.

(c) The approval of the 2007 Plan with a vote of 5,768,625 shares for, 3,550,881 shares against, 124,132 shares abstaining and 13,124,336 broker non-votes.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit
No.                               Description
---------  ---------------------------------------------------------------------
   99.1    Immersion Corporation 2007 Equity Incentive Plan
   99.2    Form of Notice of Grant of Stock Option (U.S. Participant)
   99.3    Form of Notice of Grant of Stock Option (Non-U.S. Participant)
   99.4    Form of Stock Option Agreement (U.S. Participant)
   99.5    Form of Stock Option Agreement (Non-U.S. Participant)

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   IMMERSION CORPORATION


Date:  June 12, 2007               By:  /s/ Stephen M. Ambler
                                       ----------------------
                                         Stephen M. Ambler
                                         Chief Financial Officer and Vice
                                         President, Finance


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                                  Exhibit Index

Exhibit
No.                               Description
---------  ---------------------------------------------------------------------
   99.1    Immersion Corporation 2007 Equity Incentive Plan
   99.2    Form of Notice of Grant of Stock Option (U.S. Participant)
   99.3    Form of Notice of Grant of Stock Option (Non-U.S. Participant)
   99.4    Form of Stock Option Agreement (U.S. Participant)
   99.5    Form of Stock Option Agreement (Non-U.S. Participant)